UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Adoption of 2006 Long-Term Incentive Plan

On April 27, 2005, our compensation and human resources committee adopted the 2006 Long Term Incentive Plan (the "LTIP"). The LTIP is a long-term, performance-based plan, using the growth in our funds from operations ("FFO") as the measurement criteria. The FFO used under the LTIP is the current NAREIT definition of FFO after adding back impairments recognized on properties. By using FFO growth, the LTIP is intended to provide an incentive to our executives to focus on the long-term growth of our core operating portfolio.

Effective Date. The LTIP becomes effective on January 1, 2006, and has a maximum term of seven years. The LTIP will succeed our existing 2003 Outperformance Plan (the "OPP") as our long-term performance plan for senior executives. The OPP was a three-year plan that will terminate by its terms on January 1, 2006. We expect that no further payments will be made under the OPP, and as of March 31, 2005, we have no accrued compensation expense for the OPP.

Plan Participants. Our compensation and human resources committee determines the participants in the LTIP. Non-employee trustees are not entitled to participate in the LTIP.

Allocations to Plan Participants. Our compensation and human resources committee determines the allocation of "Target Units" to participants. Target Units are stated as a percentage allocation of the aggregate number of common shares that may be issued under the LTIP. Our compensation and human resources committee has approved a Target Unit allocation of 30% of the LTIP to Nicholas S. Schorsch, our President and Chief Executive Officer, which will be awarded effective January 1, 2006. The committee will determine the Target Unit allocation for other participants prior to the January 1, 2006 effective date of the LTIP, but expects to establish an unallocated reserve of approximately 20% at the effective date.

Common Shares Subject to the LTIP. An aggregate of 4,800,000 common shares may be issued under the LTIP. The common shares will be issued out of common shares available for issuance under our 2002 Equity Incentive Plan.

Restricted common shares are awarded to participants based on the achievement of FFO growth targets. To determine the growth in FFO, the compensation and human resources committee will determine the baseline FFO on a per share basis based on the total number of common shares, common share equivalents and operating partnership units outstanding on a weighted average basis. This determination will be made prior to the January 1, 2006 effective date of the LTIP with respect to the initial participants. For new participants, the baseline FFO is determined prior to the plan year in which the new participant is joins the LTIP.

Target Units will be redeemed for restricted common shares based on the achievement of the following thresholds:

• First FFO Threshold. The first FFO threshold will be achieved when FFO increases 45% from the baseline FFO. When this threshold is met, 30% of a participant’s Target Units will be redeemed for restricted common shares, plus (i) an additional 1% will be redeemed for each 1% increase in FFO in excess of the 45% increase during the plan year in which the first FFO threshold was achieved, and (ii) an additional 1% will be redeemed for each 1% increase in FFO during periods subsequent to the plan year in which the first FFO threshold was achieved in excess of the highest FFO increase for any prior plan year until FFO has increased 70%.

• Second FFO Threshold. The second FFO threshold will be achieved when FFO increases 70% from the baseline FFO. When this threshold is met, 55% of a participant’s Target Units will be redeemed for restricted common shares, plus (i) an additional 1.5% will be redeemed for each 1% increase in FFO in excess of the 70% increase during the plan year in which the second FFO threshold was achieved, and (ii) an additional 1.5% will be redeemed for each 1% increase in FFO during periods subsequent to the plan year in which the second FFO threshold was achieved in excess of the highest FFO increase for any prior plan year until FFO has increased 100%.

• Target FFO Threshold. The target FFO threshold will be achieved when FFO increases 100% from the baseline FFO. When this threshold is met, 100% of a participant’s Target Units will be redeemed. Redemptions under the LTIP are cumulative so that if target FFO is achieved the maximum award that a participant will receive is 100% of their Target Units.

Target Units that are redeemed based on the schedule above will not be adjusted as a result of any decrease in FFO from any prior period for measuring FFO.

Dividends. Dividends that are paid on common shares will be paid on any common shares and restricted common shares awarded to the participants under the LTIP.

Vesting. If Target Units are redeemed at the final measurement date of the LTIP, each Target Unit may be redeemed for one common share and such common share will be fully vested and not be subject to any restrictions on transferability.

If Target Units are redeemed prior to the final measurement date of the LTIP, each Target Unit may be redeemed for one restricted common share, and of the total number of restricted common shares redeemed, 50% will be vested and 25% will vest on each of the two anniversaries of the first day of the plan year in which the redemption occurs provided that the participant is employed by the Company on each such date. However, if the target FFO is met in the first plan year, 50% of the restricted common shares will become vested on the second anniversary of the effective date of the LTIP if the participant is employed by the Company on such date and 25% will become vested on each of the next two anniversaries of the effective date of the LTIP if the participant is employed by the Company on each such date. Notwithstanding the foregoing, all restricted common shares will be fully vested as of the last day of the term of the LTIP if the participant is employed by the Company on such date.

Termination for Cause or Voluntary Resignation. The LTIP provides that if a participant’s employment with the Company is terminated by the Company on account of cause, or voluntarily by the participant, (i) the portion of the participant’s Target Units that have not been redeemed for restricted common sharers will be forfeited, (ii) any portion of the participant’s restricted common shares that have not vested will be forfeited back to the Company, and (iii) the restrictions on the transfer of vested shares shall continue until the end of the term of the LTIP; unless the compensation and human resources determines otherwise.

Termination for Death or Permanent Disability. If a participant’s employment with the Company is terminated as a result of permanent disability or death, then (i) the participant shall continue as a participant in the LTIP and his or her Target Units shall continue to be redeemed in accordance with the LTIP as if the participant had continued to be employed by the Company through the end of the term of the LTIP, (ii) any restricted common shares received upon a redemption shall be fully vested upon redemption, (iii) any unvested restricted common shares held by the participant at termination of employment shall be fully vested as of the participant’s termination date, and (iv) the restrictions on the transfer of vested shares held by the participant at the time of his or her termination shall no longer apply.

Termination Without Cause. If an LTIP participant’s employment is terminated without cause, then, provided that he or she was a participant in the LTIP for at least 12 months prior to such termination, then (i) he or she shall continue as an active participant in the LTIP, but the portion of the participant’s Target Units that may be redeemed will be determined by multiplying the total number of the participant’s the outstanding Target Units by a fraction, the numerator of which is the total number of months that he or she was a participant in the LTIP prior to the termination date and the denominator of which is 84 months (i.e. the aggregate number of months in the LTIP), and any remaining Target Units shall be forfeited; and (ii) any unvested restricted common shares held by the participant at the termination date will become fully vested as of the participant’s termination date, and (iii) the restrictions on the transfer of any vested common shares shall continue until the end of the term of the LTIP; unless the compensation and human resources determines otherwise, or the participant’s employment agreement provides otherwise.

Employment Agreement of Mr. Schorsch. The employment agreement for Mr. Schorsch provides that, if he is terminated without cause, or resigns for one of the good reasons listed below, then, in addition to clause (i) in the paragraph above, if this termination occurs during the first 12 months after the effective date of the LTIP, he would be entitled to continue as an active participant in the LTIP for 75% of his outstanding Target Units, and if this termination occurs after the first 12 months of the effective date of the LTIP, he would be entitled to continue as an active participant in the LTIP for 100% of his outstanding Target Units . This would apply for the following "good reasons" under Mr. Schorsch’s employment agreement: (i) removal from our board of trustees and (ii) a reduction in his compensation or a material reduction in his duties, responsibilities or reporting requirements, or the assignment to him of any duties, responsibilities or reporting requirements that are inconsistent with his positions as President, Chief Executive Officer and Vice Chairman of our board.

Restricted Units. Our compensation and human resources committee has the discretion to issue restricted units if restricted common shares are not available under the 2002 Equity Incentive Plan.

Change of Control. If a "change of control" occurs during the term of the LTIP while a participant is employed by the Company, then (i) any portion of such participant’s Target Units that have not been redeemed for common shares as of the change of control shall be redeemed as common shares upon the change of control, (ii) any unvested restricted common shares held by the participant will become fully vested as of the change of control, and (iii) any restrictions on transfer on any vested common shares held by the participant at the time of the change in control will terminate. If there are insufficient common shares available for issuance under the Company’s 2002 Equity Incentive Plan immediately prior to the change in control, then the participant’s Target Units will be redeemed in cash based on the fair market value of a common share on the date of the change of control. In the event of a change of control that takes place during 2005 prior to the grant of LTIP interests on January 1, 2006, that the change of Control provisions in the LTIP shall apply as if the LTIP interests had already been granted for any participants for whom Target Unit allocations have been approved by the compensation and human resources committee.

Adoption of 2005 Bonus Plan

On April 27, 2005, our compensation and human resources committee approved executive officer cash and equity incentive bonus criteria for 2005 based on the achievement of corporate and individual performance goals. Under our 2005 bonus plan, the executive officers are eligible for (i) a cash bonus in an amount equal to a percentage of the participant’s base salary, which percentage is adjusted based on the achievement of certain corporate and personal goals, and (ii) an award of restricted common shares, one-half of which is based on the achievement of the same performance goals that apply to the award of cash bonuses. Individual performance goals are tailored to each executive officer, while the corporate performance goal is based on the Trust’s reported AFFO, excluding gains (losses) resulting from, or impairments taken in anticipation of, the disposition of properties or property portfolios (including joint venture interests in such properties or property portfolios) that are expected to produce positive "net operating income" for a significant period following disposition. Our compensation and human resources committee may, in its sole discretion, determine to include (on a case-by-case basis) gains, losses or impairments that would otherwise be excluded pursuant to the above parameters. Our compensation and human resources committee has the right to alter the incentive bonus criteria and/or make additional bonus awards to any executive officer, as it deems appropriate. For the cash portion of Mr. Schorsch's bonus, the percentages of base salary for the achievement of the threshold, target and maximum performance goals are 50%, 100% and 200%, respectively, and his target restricted stock award is 128,734 shares.

Amendment to David J. Nettina Employment Agreement

On April 27, 2005, our compensation and human resources committee approved certain amendments to David J. Nettina's employment agreement, including the change in his title to Executive Vice President - Chief Real Estate Officer and Chief Financial Officer, an increase in annual base salary from $230,000 to $250,000 and a grant of 16,000 restricted common shares subject to a four year vesting schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

May 3, 2005	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel